Exhibit 99.1

4125 Hopyard Road Pleasanton, CA 94588 (925) 737-3500

FOR IMMEDIATE RELEASE

Investor Contact:
Steven Klei
Executive Vice President, Finance
Chief Financial Officer
(925) 737-3110

ProBusiness Reports Third-Quarter Fiscal 2003 Results

PLEASANTON, Calif – April 30, 2003 — ProBusiness Services, Inc. (Nasdaq:PRBZ), a leading provider of outsourced employee administrative services for large employers providing payroll, payroll tax filing, benefits administration, Comprehensive Outsourcing, human resources, and Web self-service solutions, today announced its financial results for the third quarter of fiscal 2003 ended March 31, 2003.

The Company reported revenue for the third quarter of fiscal 2003 of $45.4 million and a net loss of $4.3 million, or $0.17 per share. This compared with revenue of $45.2 million and a net loss of $5.6 million, or $0.22 per share, for the same period last year.

Among the new clients that started services during the third quarter were Agere Systems, Inc., Brunswick Corporation, The Columbia House Company, CNA Financial, CNH Global, N.V., Mellon Financial Corporation, Perot Systems Corporation and Wireless Retail, Inc.

Revenue less the cost of providing services, or gross margin, was 55.7 percent for the third quarter of fiscal 2003, compared with 56.8 percent for the third quarter of fiscal 2002. Client acquisition costs decreased more than 39 percent to $9.1 million, from $14.9 million for the third quarter of fiscal 2002.

On January 6, 2003, ProBusiness and ADP announced that they had entered into a merger agreement providing for the acquisition of ProBusiness by ADP for $17.00 per common share in cash. The transaction is subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. As announced on February 14, 2003, the Department of Justice, Antitrust Division (DOJ), requested additional information and documentary material in connection with its review of the proposed merger. On March 25, 2003, ProBusiness stockholders approved the merger at a special stockholders’ meeting.

“We are excited to report record levels of revenue despite the reduction in interest rates. Our clients remained committed to ProBusiness’ service excellence during the quarter as we continued to maintain our strong relationships with our clients. As expected, the transaction-related impact of the planned merger has been significant,” stated Thomas Sinton, president and chief executive officer.

“The impact of transaction-related costs on our third quarter earnings was in excess of $8.0 million, with the most significant impact resulting from legal and professional fees, and employee retention programs. We have begun to see a slowing of new sales as a result of the pending merger, and we will continue to experience significant transaction-related impacts,” commented Steven Klei, executive vice president, finance and chief financial officer.

ProBusiness will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, Wednesday, April 30, 2003 to discuss its third-quarter results and review the company’s progress and outlook. Interested parties can access this conference call by going to the ProBusiness site at www.probusiness.com and selecting Third Quarter 2003 Results

Teleconference and then clicking on the teleconference link. ProBusiness encourages you to preview the site to ensure that your browser is configured properly prior to the call.

Note to Investors — Forward-Looking Statements

The statements in this press release regarding the expected transaction related impacts are forward-looking statements based on current expectations and actual results may differ materially. In addition, certain other written and oral statements made by ProBusiness Services, Inc.’s (the “Company”) management may constitute “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by such words and phrases as “we expect,” “we believe,” “expected to,” and “could be.” Because they are forward-looking, they should be evaluated in light of important risk factors. Some of the factors that could cause the expected results to differ materially from those projected include, but are not limited to, the ability to satisfy all of the conditions to the closing of the merger in a timely manner, if at all, and the risk that ProBusiness may not continue to maintain strong client relationships with its clients. In addition, other risk factors for all forward-looking statements include, among the other factors that could affect our future growth potential and the contribution to operating profit, continued client acquisition costs incurred in advance of revenues, investments in research and development, delays in or unsuccessful development or implementation of the Golden Gate™ integrated platform and the Comprehensive Outsourcing service offering, the extent and timing of market acceptance of these new products, the number and size of new clients starting services, the length of the sales cycle, a delay or cancellation of client services, the decline in interest rates, the reduction of the number of employees on the payrolls of our clients, expansion of sales efforts and operations to new geographic regions, expansion of new and existing technology and services, investment in management infrastructure to support the Company’s expected growth, the effect of implementing SAB 101 and other accounting regulation changes and our ability to accurately predict their impact on future quarters, execution of the stock repurchase program, changes in the regulatory environment, system failure, seasonality, overall economic trends and competition. Please refer to our public filings with the Securities and Exchange Commission for additional factors that could make actual results differ materially from those projected in forward-looking statements, including but not limited to ProBusiness’ Annual Report on Form 10-K for the year ended June 30, 2002 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2002. ProBusiness disclaims any intent or obligation to update the forward-looking statements included in this document.

ProBusiness Services, Inc. and the ProBusiness logo are registered trademarks of ProBusiness Services, Inc. All other trademarks and registered trademarks mentioned herein remain the property of their respective owners.

—Financial Statements Attached—

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share data)
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,

	2003	2002	2003	2002

Revenue:
Service fees	$34,635	$30,536	$99,546	$92,306
Interest income from payroll tax funds invested	10,717	14,675	28,570	36,035

Total revenue	45,352	45,211	128,116	128,341
Operating expenses:
Cost of providing services	20,086	19,515	57,404	57,697
General and administrative	9,690	6,366	21,190	19,534
Research and development	5,963	5,254	16,494	15,844
Client acquisition costs	9,065	14,934	27,714	44,234
Depreciation and amortization	5,288	5,206	15,626	14,292

Total operating expenses	50,092	51,275	138,428	151,601
Loss from operations	(4,740)	(6,064)	(10,312)	(23,260)
Interest income and expense and other income, net	487	464	1,531	1,312

Net loss	$(4,253)	$(5,600)	$(8,781)	$(21,948)

Net loss applicable to common shareholders
Net loss	$(4,253)	$(5,600)	$(8,781)	$(21,948)
Preferred dividends	(605)	(565)	(1,768)	(1,662)

Net loss for calculation of basic and diluted net loss per share	$(4,858)	$(6,165)	$(10,549)	$(23,610)

Basic and diluted net loss per share	$(0.17)	$(0.22)	$(0.37)	$(0.93)

Basic and diluted net loss per share before preferred dividends	$(0.15)	$(0.20)	$(0.31)	$(0.86)

Shares used in computing basic and diluted net loss per share	28,655	27,641	28,532	25,509

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2003	June 30, 2002

ASSETS
Current assets
Cash and cash equivalents and short-term investments	$49,462	$60,019
Accounts receivable, net of allowances	11,601	11,692
Other current assets	16,292	22,686

	77,355	94,397
Payroll tax funds invested	1,916,424	1,705,209

Total current assets	1,993,779	1,799,606
Long-term investments	34,298	33,217
Fixed assets, net	61,681	63,921
Other assets	35,904	19,786

Total assets	$2,125,662	$1,916,530

LIABILITIES
Current liabilities	$44,313	$40,943
Payroll tax funds collected but unremitted	1,916,424	1,705,209

Total current liabilities	1,960,737	1,746,152
Long-term deferred revenues and liabilities	18,513	23,209
Capital lease obligations and note payable, less current portion	431	822

Total liabilities	1,979,681	1,770,183
REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Redeemable convertible preferred stock	35,239	33,471
Stockholders’ equity	110,742	112,876

Total redeemable convertible preferred stock and stockholders’ equity	145,981	146,347

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$2,125,662	$1,916,530